Exhibit 10.2

EXECUTION COPY

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS ADDENDUM to the Employment Agreement (the “Agreement”) that was effective as of March 1, 2015, among J. Patrick Doyle (the “Executive”) and Domino’s Pizza, Inc. (the “Company”), Domino’s, Inc. (“DI”) and Domino’s Pizza LLC (“DPLLC” and together with DI, the “Principal Subsidiaries”) is executed among the Company, the Principal Subsidiaries and the Executive, and is effective as of July 16, 2018 (the “Addendum”).

Recitals

WHEREAS, the parties desire to amend certain obligations contained in the Employment Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, and in the Agreement, the parties hereto agree as follows.

Addendum

1.    The defined terms set forth in the Agreement and Recitals above are incorporated by reference in the Addendum.

2.    A new Sub-Section 4.5.3 is added to the Agreement after Sub-Section 4.5.2 and shall read as follows:

Effective July 1, 2018, the Company shall provide to the Executive during his lifetime and to the Executive’s spouse during her lifetime an annual payment in an amount to be determined by the Company and based on the methodology described in Appendix A (each such annual payment, a “Payment”). For the avoidance of doubt, the Executive’s spouse will be entitled to receive a Payment only for so long as she is married to the Executive; provided, however, in the event that the Executive predeceases his spouse while they are married to each other, his spouse shall continue to receive a Payment for the remainder of her life. For the remainder of 2018, the Company shall make a payment to the Executive in the amount of $7,819.26 on or before October 1, 2018 to cover the Payment obligation. Beginning in 2019 and annually thereafter, each Payment shall be made no later than each February 1. On a basis no less frequently than annually, the Company shall fund the Trust in an amount as is sufficient, in the Company’s discretion, to make the Payment contemplated by this Section 4.5.3 for the year following the year in which the Company makes such contribution to the trust. In the event that Executive or his spouse becomes eligible for health care coverage through another employer, the Payment for the Executive or his spouse, or both, as the case may be, shall cease until such time as the Executive or his spouse, or both, as the case may be, is no longer eligible for such other coverage. In addition to the

Payments provided to the Executive and to the Executive’s spouse, for so long as Executive or his spouse receives a Payment hereunder, the Company shall make available to the Executive and the Executive’s spouse a Company resource to assist the Executive and the Executive’s spouse in reviewing, evaluating and securing health care coverage. Any benefit associated with the provision of such resource shall be taxed to the Executive or the Executive’s spouse, as applicable, on an annual basis.

3.    A new Appendix A is hereby inserted into the agreement after the signature page and shall read as follows:

The Payment described in Section 4.5.3 of the Employment Agreement will be based on the annual cost of individual market coverage (for clarification purposes, this shall include medical insurance coverage, prescription medicine coverage, dental insurance coverage, vision insurance coverage, as well as services to provide administrative conveniences relating to health care coverage, described at times as “concierge health care”) elected by the Executive and the spouse, and once each becomes Medicare-eligible, the cost of each Medicare supplemental coverage (coverage in addition to Medicare Part A and Medicare Part B or any successor plan); provided, that in no event shall the amount of the Payment initially exceed $150,000 per year. Such $150,000 Payment limit shall be increased automatically by three percent (3%) for every five (5) years that the Payment is in effect for the Executive and/or the Executive’s Spouse. No later than each October 15, the Executive and/or his spouse shall notify the Company of the coverage they have elected for the following year or request the assistance of the Company in helping them choose such coverage. The Payment to be made by the Company by the following February 1 will be equal to the annual cost of such coverage (subject to the proviso above). Receipt of the Payment is not conditioned on the Executive and his spouse agreeing to use the Payment to purchase health insurance or certifying or substantiating that they have done so. The amount of the Payment for any year shall not affect the amount of the Payment for a subsequent year, and the right to payment of the Payment shall not be subject to liquidation or exchange for any other benefit.

4.    Any provisions in the Agreement not revised herein remain in full force and effect.

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IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and the Principal Subsidiaries by their respective duly authorized representatives and by the Executive, as of the date first above written.

THE COMPANY:	DOMINO’S PIZZA, INC.

	By:	/s/ David A. Brandon
	Name:	David A. Brandon
	Title:	Chairman

PRINCIPAL SUBSIDIARIES:	DOMINO’S, INC.

	By:	/s/ Jeffrey D. Lawrence
	Name:	Jeffrey D. Lawrence
	Title:	Chief Financial Officer

DOMINO’S PIZZA LLC

	By:	/s/ Jeffrey D. Lawrence
	Name:	Jeffrey D. Lawrence
	Title:	Chief Financial Officer

THE EXECUTIVE:		/s/ J. Patrick Doyle
	Name:	J. Patrick Doyle

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